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                                          MERCATOR ASSET MANAGEMENT, L.P.
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                                                  CODE OF ETHICS

Section I. Statement of Policy

1.1      Mercator Asset  Management,  L.P., a Delaware limited  partnership  ("Adviser"),  has adopted this Code of
Ethics ("Code") in accordance with the following general principles:

         (i)       The duty at all times to place the interests of Adviser's  clients,  including  shareholders  of investment company clients, first.

                  Adviser  personnel  should  scrupulously  avoid  serving  their own personal  interests  ahead of clients' interests in any decision relating to the personal investments of Adviser personnel.

         (ii)      The  requirement  that all personal  securities  transactions  be conducted  consistent with the
         Code and in such  manner as to avoid any  actual or  potential  conflict  of  interest  or any abuse of an individual's position of trust and responsibility.

                  Adviser  personnel  must  seek to  achieve  technical  compliance  with the Code and in  addition should strive to abide by its spirit and the principles articulated herein.

         (iii)    The  fundamental  standard  that Adviser  personnel  should not take  inappropriate  advantage of their positions.

                  Adviser  personnel must avoid any situation that might compromise,  or call into question,  their exercise of fully  independent  judgment in the  interest  of clients,  including,  but not limited to the receipt of unusual investment  opportunities,  perquisites,  or gifts of more than a de minimis value from persons doing or seeking business with the Adviser.

                  Rule 17j-1 under the Investment  Company Act of 1940 ("Act") generally  proscribes  fraudulent or manipulative  practices  with  respect to  purchases  or sales of  securities  held or to be  acquired  by investment companies,  if effected by, among others,  affiliated persons of the investment adviser of such companies.

                  One  purpose of the Code is to  establish  procedures  consistent  with the Act and Rule 17j-1 to prevent Access  Persons,  as defined  below,  from violating the Code, and to give effect to the following general  prohibitions  as set forth in Rule 17j-1(b)  (with respect to each Fund,  as defined  below,  for which Adviser serves as an investment adviser):

                  It is unlawful for any affiliated  person of an investment  adviser of a Fund in connection  with the purchase or sale,  directly or indirectly,  by such person of a Security Held or to be Acquired by the
         Fund:

         (i)       To employ any device, scheme or artifice to defraud the Fund;

         (ii)      To make any untrue  statement  of a material  fact to the Fund or omit to state a material  fact necessary in order to make the  statements  made to the Fund,  in light of the  circumstances  under which they are made, not misleading;

         (iii)     To engage in any act,  practice,  or course of business  which  operates  or would  operate as a fraud or deceit on the Fund, or

         (iv)      To engage in any manipulative practice with respect to the Fund.

         The Code is also intended to afford similar protections to Adviser's non-Fund clients.

1.2      This Code establishes rules and guidelines for the conduct of Access Persons of Adviser.

1.3      The  Compliance  Officer,  as defined  below,  will  identify each Access  Person,  as defined  below,  of
Adviser,  and notify him of his  status as such no later  than the second  business  day after he becomes an Access
Person.  Such  notification  shall inform the Access Person of his reporting  obligation  under the Code, and shall be accompanied by a copy of the Code.

1.4      Upon employment, all Access  Persons of Adviser must certify that they have  reviewed the Code/1/ and they are urged to study the Code and  review it on a  regular  basis,  particularly  the  procedures  for  clearance  of
Covered  Securities  transactions in Section VI, the prohibitions  against certain such transactions in Section IV, and the reporting  requirements  in Section VII,  Section VIII,  and Section XI. Any questions  regarding this Code or the policy  stated in Section 1.1 should be directed to the  Compliance  Officer.  If there is any concern about a proposed transaction, the Compliance Officer should be consulted before the transaction is executed.

Section II. Definitions

2.1      "Access Person" means any of Adviser's  general partners or officers of general  partners,  officers,  and
Advisory Persons (including Investment Personnel).

2.2      "Advisory  Person"  means  any of  Adviser's  employees  (or any  employee  of any  company  in a  Control relationship to Adviser,  as "Control" is defined below) who, in connection  with his regular  functions or duties, makes,  participates in or obtains  information  regarding the purchase or sale of a Covered  Security,  as defined below,  by Adviser for any of its clients,  or whose  functions  relate to the making of any  recommendations  with respect to such  purchases  and sales;  and any  natural  person in a Control  relationship  to Adviser who obtains information  concerning  recommendations  made by it to any of its clients with regard to the purchase or sale of a
Covered Security.

2.3      A security  is "being  considered  for  purchase  or sale" when a  determination  to purchase or sell such security has been made and  communicated  (until such  purchase or sale is  completed),  or for a period of 10 days after a communication within the Adviser recommending such security for purchase or sale.

2.4      "Beneficial  Ownership"  will be  interpreted  in the same  manner as it would be under  Rule  16a-1(a)(2)
under the Securities Exchange Act of 1934/2/, except that  the  determination  of  direct  or  indirect  beneficial ownership will apply to all securities which an Access Person has or acquires.

2.5      "Compliance  Officer"  means the person  designated  by the Adviser  (including  his  designee)  as having responsibility for compliance with the requirements of the Code.

2.6      "Control" has the same meaning as that set forth in Section 2(a) (9) of the Act/2/.

2.7      "Covered  Security" means a security as defined in Section 2(a) (36) of the Act/2/, except that it does not include:

         (i)      direct obligations of the Government of the United States;

         (ii)     bankers'  acceptances;   bank  certificates  of  deposit;   commercial  paper  and  high  quality
         short-term debt instruments, including repurchase agreements; and

         (iii)    shares issued by open-end  Funds (except that shares of an investment  company  series managed by
         Adviser are not within this exception and are included in the definition of Covered Security).

2.8      An "Equivalent  Covered  Security" of another Covered  Security is a Covered Security that has substantial economic  relationship  to such other Covered  Security.  This would  include,  among other  things,  (1) a Covered
Security that is convertible  into another  Covered  Security,  (2) with respect to an equity Covered  Security,  a
Covered Security having the same issuer  (including a private issue by the same issuer) and any derivative,  option or warrant relating to that Covered  Security and (3) with respect to a fixed-income  Covered  Security,  a Covered
Security having the same issuer, maturity, coupon and rating.

2.9      "Fund" means an investment company registered under the Investment Company Act.

2.10     "Initial  Public  Offering" means an offering of securities  registered  under the Securities Act of 1933, the issuer of which,  immediately  before  the  registration,  was not  subject to the  reporting  requirements  of sections 13 or 15(d) of the Securities  Exchange Act of 1934 (i.e.,  the  requirement to file reports on Forms 10-K and 10-Q).

2.11     "Investment Personnel" means:

         (i)      any employee of the Adviser (or any company in a control  relationship  with the Adviser) who, in connection  with his regular  functions or duties,  makes or  participates  in making any  recommendations regarding the purchase or sale of securities by a client of Adviser,

         (ii)     any natural person in a control  relationship to the Adviser who obtains  information  concerning recommendations made to a client of Adviser regarding the purchase or sale of securities by such client,

         (iii)    Portfolio Managers, and

         (iv)     any  Advisory  Persons  who  provide  investment  information  and/or  advice  to  the  Portfolio
         Manager(s)  and/or  help  execute the  Portfolio  Manager's  investment  decisions,  including  securities analysts and traders.

2.12     "Limited  Offering"  means an offering that is exempt from  registration  under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504,  rule 505, or rule 506 under the  Securities  Act of 1933.

2.13     "National  Exchange"  means the New York Stock Exchange,  American Stock Exchange,  Boston Stock Exchange,
Cincinnati Stock Exchange, Midwest Stock Exchange, Pacific Stock Exchange and/or Philadelphia Stock Exchange.

2.14     "Portfolio  Manager"  means any Advisory  Person who has the direct  responsibility  and authority to make investment decisions for one or more clients of Adviser.

2.15     "Purchase or Sale" of a Covered  Security  means any  acquisition  or  disposition  thereof and  includes, among other  things,  the writing of an option to purchase  or sell a Covered  Security.  "Purchase  or Sale" shall not  include  purchases  which  are part of an  automatic  dividend  reinvestment  plan  and  purchases  which  are non-volitional.

2.16     "Security Held or to be Acquired by a client" of Adviser, (including a client that is a Fund) means

         (i)      Any Covered Security which, within the most recent 15 days:

                  (A)      Is or has been held by the client; or

                  (B)      Is being or has been  considered  by the client or its  investment  adviser for purchase by the client; and

         (ii)     Any  option to  purchase  or sell,  and any  security  convertible  into or  exchangeable  for,  a Covered
                  Security.

Section III. Applicability

         The  prohibitions  described in Section IV will only apply to a transaction in a Covered Security in which a person in the  designated  category  has,  or by reason of such  transaction  acquires,  any  direct or  indirect
Beneficial Ownership.

Section IV. Prohibited Purchases and Sales

4.1      Initial Public Offerings

         No Investment  Personnel may acquire  Beneficial  Ownership of any Covered Securities in an Initial Public
         Offering.

4.2      Limited Offering

         No Investment  Personnel may acquire Beneficial  Ownership of any Covered Securities in a Limited Offering
         without express prior approval.

         (i)      Prior  approval  must be obtained in accordance  with the  pre-clearance  procedure  described in
         Section VI below.  Such approval  will take into  account,  among other  factors,  whether the  investment opportunity  should be reserved for one or more of Adviser's  clients and whether the opportunity is being offered to the Investment  Personnel by virtue of his position with Adviser or Adviser's  relationship  to any of its clients.

         (ii)     Investment  Personnel  who have been  authorized  to  acquire  Beneficial  Ownership  of  Covered
         Securities  in a private  placement  must disclose that  investment to the  Compliance  Officer and to the advisory  personnel  making the independent  review referred to in clause (iii) prior to playing a part in consideration for any client of any subsequent investment in that issuer; and

         (iii) in the  circumstances  described in (ii),  above,  any such decision or  recommendation  to purchase
         Covered  Securities  of the same  issuer for the  account of a client  shall be subject to an  independent review by appropriate advisory personnel with no personal interest in the issuer.

4.3      Blackout Periods

         (i)      Except as provided in Section V below,  no Access  Person  shall  engage in any  Purchase or Sale involving any Covered Securities of an issuer the Covered Securities of which are:

                  (A)      being  bought or sold on behalf of a client  until one  trading day after such buying or selling is completed or cancelled; or

                  (B)      being  considered for Purchase or Sale on behalf of a client,  whether or not any buy or sell orders has been placed.

         (ii)     Each Portfolio  Manager for a client is prohibited  from buying or selling  Beneficial  Ownership of a Covered  Security  within seven  calendar  days before or after such client  trades in the same or an
         Equivalent Covered Security.

         (iii)    A transaction by Access Persons (other than Investment Personnel)  inadvertently  effected during the  period  proscribed  in (i)  above  will  not be  considered  a  violation  of the Code so long as the transaction  was effected in accordance  with the  preclearance  procedures  described in Section VI below and  without  prior  knowledge  of  trading,  Adviser  consideration  for  Purchase  or Sale,  or  Adviser recommendation  for Purchase or Sale,  for any client of the Adviser in the same or an Equivalent  Covered
         Security.

4.4      Short-Term Trading Profits

         Except as  provided  in  Section V below,  Investment  Personnel  are  prohibited  from  profiting  from a purchase  and sale,  or sale and  purchase,  of the same or an  Equivalent  Covered  Security of which they have or acquire Beneficial Ownership within any 60 calendar day period.

4.5      Short Sales, etc.

         Short  sales,  Purchases  or Sales of options  and  Purchases  on margin by Access  Persons  are  strongly discouraged  and may be  disapproved by the Compliance  Officer in his  discretion.  Access Persons should be aware that  such  transactions  involve a high  degree of risk in that the  restrictions  set  forth in  Section  4.4 and
Section 4.5 may prevent the Access Person from completing  such  transaction in the manner  contemplated  (e.g., by purchasing stock to cover a short sale).

4.6      Disclosure of Holdings by Person Making Recommendation.

         No Access  Person  shall  recommend  any  Covered  Security  for  Purchase  or Sale by a client of Adviser without having previously  disclosed to advisory personnel of Adviser (who shall review such recommendation  before it is made or  implemented)  in a  memorandum  accompanying  said  recommendation  any  Purchase or Sale within the preceding  six months of shares of that class of Covered  Security (or any class of Covered  Securities of the same issuer) in which the Access Person had or acquired a direct or indirect  Beneficial  Ownership  and, if such Access
Person has  Beneficial  Ownership of 0.5% or more of that class of Covered  Security (or any other class of Covered
Securities  of that issuer),  the extent of such  Beneficial  Ownership.  Such advisory  personnel  reviewing  such recommendation  shall  not have had any such  transaction  within  the past six  months  and  shall  not have  such
Beneficial Ownership of 0.5% or more of a class of such issuer.

Section V. Exempted Transactions

5.1      Preclearance Required

         Subject to  preclearance  in accordance  with Section VI below,  the  prohibitions of Sections 4.3 and 4.4 and the provisions of Section 4.5 will not apply to the following:

         (i)      Purchases  effected  upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered  Securities,  to the extent such rights were acquired from such issuer,  and sales of such rights so acquired.

         (ii)     Any equity Covered Securities  transaction,  or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if

                  (A)       the Access Person has no prior  knowledge that the Covered  Security is a Security Held or to be Acquired by any client of Adviser and

                  (B)      the  issuer  is  listed  on  a  National   Exchange  or  has  a  market   capitalization
         (outstanding  shares  multiplied  by the  current  price per share)  greater  than $1 billion (or the U.S.
         dollar equivalent in foreign markets).

         (iii)    Any fixed-income  Covered  Securities  transaction,  or series of related  transactions  effected over a 30 calendar day period,  involving 100 units ($100,000  principal amount) or less in the aggregate, if the  Access  Person has no prior  knowledge  that the  Covered  Security  is a  Security  Held or to be
         Acquired by any client of Adviser.

         (iv)     Any  transaction  in index options  effected on a  broad-based  index if the Access Person has no prior knowledge that such index is a Security Held or to be Acquired by any client of Adviser.

         (v)      Purchases  or sales of Covered  Securities  which  receive the prior  approval of the  Compliance
         Officer (such person having no personal  interest in such  purchases or sales),  based on a  determination that no abuse is involved and that such  purchases  and sales are not likely to have any  economic  impact on any  client  (including  any  mutual  fund  client)  or on its  ability  to  purchase  or sell  Covered
         Securities of the same class or other securities of the same issuer.

5.2      Preclearance Not Required

         Preclearance is not required, and Sections 4.3, 4.4, and 4.5 do not apply, with respect to the following:

         (i)      Purchases or Sales of Covered  Securities  effected in any account  over which the Access  Person has no direct or indirect  influence  or control or in any account of the Access  Person  which is managed on a  discretionary  basis by a person other than such Access Person and with respect to which such Access
         Person does not in fact influence or control such transactions.

         (ii)     Purchases or Sales of Covered Securities which are non-volitional.

         (iii)    Purchases of Covered Securities which are part of an automatic dividend reinvestment plan.

Section VI. Preclearance

         Access  Persons  must  preclear  all  Covered  Securities  transactions  in  which  they  have or  acquire
Beneficial Ownership with the exception of those identified in Section 5.2 above.

         All requests for pre-clearance/3/ must be submitted to the Compliance Officer for approval. (Requests for pre-clearance of the Compliance Officer's transactions must be submitted to a general partner of Adviser for approval.)  If any order is not executed within five (5) business days, a request for pre-clearance must be resubmitted.

         The  Compliance  Officer  will  note  the  date  of  each  pre-clearance  and the  terms  of the  approved transaction in a log which will be maintained for at least five years.

Section VII. Records of Securities Transactions and Post Trade Review

         Access  Persons are  required to direct their  brokers to supply to the  Compliance  Officer,  on a timely basis,  duplicate copies of confirmations of all securities  transactions and copies of periodic statements for all securities  accounts in which such Access Persons have a Beneficial  Ownership  interest.  The requirements of this
Section VII extend to transactions  in securities that are accepted from the definition of "Covered  Securities" in
Section II of the Code;  only direct  obligations  of the United States are excluded from the definition of Covered
Security  for purposes of such  reporting.  Compliance  with the Code  requirement  in this Section VII  (including submission of the reports  described in the paragraph  below) will be deemed to satisfy the reporting  requirements imposed on Access Persons under Rule 204-2(a)(12)  under the Investment  Advisers Act and Rule  17j-1(d)(ii)  under the Act.

         No later  than 10 days  after the end of each  calendar  quarter,  each  Access  Person  will  review  the confirmations  received by the Compliance  Officer for such quarter and deliver to the Compliance  Officer a signed statement/4/, specifying the date of such delivery,  that such  confirmations  (together,  if  necessary,  with any supplemental  information  supplied by such  Access  Person)  reflect  the  following  information  concerning  all transactions  during  such  quarter in which such  Access  Person had or  acquired  direct or  indirect  Beneficial
Ownership:

         (i)      The date of the  transaction,  the title,  the interest rate and maturity  date (if  applicable),
         CUSIP  number (if known to the Access  Person),  the number of shares,  and the  principal  amount of each security involved;

         (ii)     The  nature  of the  transaction  (i.e.,  purchase,  sale or any  other  type of  acquisition  or disposition);

         (iii)    The price at which the transaction was effected;

         (iv)     The name of the broker, dealer or bank with or through which the transaction was effected;

         (v)      With respect to any account  established by the Access Person in which any  securities  were held during the quarter for his direct or indirect benefit:

                  (A)      The name of the broker, dealer or bank with whom the account was established, or

                  (B)      The date it was established.

         (vi)     The date the report was submitted.

Section VIII. Disclosure of Personal Holdings

         Upon  commencement  of  employment  (or, if later,  within 10 days after  becoming  an Access  Person) and thereafter  within 30 days after each  December  31,  each  Access  Person must  disclose  all  Covered  Securities holdings/5/ in which he has Beneficial Ownership, indicating:

         (i)      the title,  number of shares,  and principal  amount of each Covered Security in which he had any direct or indirect beneficial ownership when he became an Access Person or on such anniversary;

         (ii)     the name of any broker,  dealer,  or bank with whom the Access  Person  maintained  an account in which  securities  were held for his direct or indirect  benefit on the date he became an Access Person or on the relevant anniversary; and

         (iii)    the date of the report.

Section IX. Gifts

All employees  should adhere to the following  guidelines with respect to gifts given or received or  entertainment of or by any person or entity that does business with MAM:

o        Avoid even the appearance of impropriety or conflict of interest;
o        Gifts and entertainment should be reasonable in terms of frequency and value;
o        Never  accept  gifts,  favors,  entertainment  or other  things  of  value,  which  could  influence  your decision-making or make you feel beholden to a person or firm;
o        Never offer gifts,  favors,  entertainment that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to MAM;
o        Entertainment situations should be used to foster and promote business relationships with a firm;
o        Gifts, favors and/or entertainment should not be solicited.

Access  Persons are  prohibited  from  receiving any gift or other thing of more than $100 in value from any person or entity  that  does  business  with or on behalf of any  client  of the  Adviser.  Occasional  business  meals or entertainment  (theatrical or sporting  events,  etc.) are permitted so long as they are not excessive in number or cost.

Section X. Service As a Director

Investment  Personnel are prohibited from serving on the boards of directors of publicly traded  companies,  absent prior  authorization  based upon a  determination  that the board service would be consistent with the interests of the Adviser's clients.  In the limited instances that such board service is authorized,  Investment  Personnel will be isolated from those making  investment  decisions  affecting  transactions in securities  issued by any publicly traded company on whose board such Investment  Personnel  serve as a director  through the use of "Chinese Wall" or other procedures designed to address the potential conflicts of interest.

Section XI. Certification of Compliance with the Code

         Access Persons are required to certify/6/ annually as follows:

         (i)      that they have read and understood the Code;

         (ii)     that they recognize that they are subject to the Code;

         (iii)    that they have complied with the requirements of the Code; and

         (iv)     that they have  disclosed  or reported all personal  securities  transactions  required to be disclosed or reported pursuant to the requirements of the Code.

Section XII. Sanctions

12.1 The  Compliance  Officer  shall  promptly  report to the general  partners of Adviser any Personal  Securities
Transactions  which he  believes  violate  the Code,  and any other  conduct by Access  Persons  which he  believes violate the Code.

12.2     Upon  determining  that the Code has been violated by an Access  Person,  the general  partners of Adviser may impose  such  sanctions  as they may deem  appropriate,  including,  among other  things,  a letter of censure, disgorgement  (generally  required for  violations of Sections 4.3 and 4.4) or  termination  of the  violator.  The
Compliance  Officer  shall keep records of any  determination  that the Code has been violated and any action taken as a result of such violation.

Section XIII. Monitoring

The  Compliance  Officer shall monitor  personal  investment  activity by Access  Persons by reviewing,  reasonably
promptly  after  they  are  received,   reports  of  such  investment  activity,   including  review  of  brokerage
confirmations to confirm that all executed  transactions  were pre-cleared and comparison of trading of clients and
Access  Persons in order to identify  possible  violations of the Code.  (Monitoring  of the  Compliance  Officer's
personal investment activity will be done by a general partner of Adviser.)

Section XIV. Client Reporting

         The general  partners of Adviser will, no less frequently than annually,  furnish a written report to each
Fund that is a client and to any other client so  requesting,  which  describes  any issues  arising under the Code since the last report to such client,  including but not limited to, any changes  during the preceding  year in the
Code's  procedures,  information  concerning  any  material  violation of the Code and related  sanctions  imposed, recommended  changes in existing  restrictions or procedures,  evolving  industry  practices,  and  developments in applicable  law or  regulations.  The  report  shall  certify  that the Code has been  adopted by the  Adviser  and includes procedures  reasonably  necessary to prevent Access Persons from violating the Code. In addition,  Adviser will promptly  advise any Fund that is a client of any material  amendments to this Code.  The general  partners of the Adviser may also, where  appropriate,  furnish reports including some or all of the material  described in this
Section XIV to clients that are not Funds and have not specifically requested such reports.

Section XV. Record Retention

         The Compliance Officer will retain and keep easily accessible, at the principal office of Adviser:

         (i)      a copy of this,  and any other  code of ethics of  Adviser  (for five  years from the date that a code is replaced);

         (ii)     records  of  violations  and any  actions  taken as a result  (for five  years from the date of a violation as provided in Section 12.2);

         (iii)    copies  of  brokerage  confirmations  and  periodic  statements  and all  Access  Person  reports pursuant to the Code (for five years for each such item); and

         (iv)     a list of all  persons  who are,  or have been  within  the past five  years,  Access  Persons or
         Compliance Persons.

         (v)      copies of all reports made to clients within the past five years pursuant to Section XIV.

         (vi)     copies of each  decision  within the past five  years  (including  the  reasons  supporting  such decision) to approve an acquisition of securities by investment personnel under Section 4.2.

Section XVI.  Adoption of Code

         This Code was  initially  adopted by the Adviser  effective  October  29,  1999;  provided  that the first quarterly  and annual  reports  required to comply  with this Code rather than the Code in effect  prior to October
29, 1999,  are the  quarterly  reports  filed for the first  quarter of 2000 (due no later than April 10, 2000) and the  annual  reports  for 2000 (due no later  than  September  1,  2000) and the  annual  reports  to  clients  (as applicable)  required to comply with this Code rather than the Code in effect  prior to October 29,  1999,  must be delivered to clients no later than September 1, 2000.

         This Code is adopted as modified on November  1, 2003.

SAMPLE ONLY                                                                                               Exhibit A

TO:  NEW "Access Persons" at Mercator Asset Management, LP

Date:  _______________

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RE: Initial Certification of Compliance with the MAM LP Code of Ethics
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         And the MAM LP Compliance Manual

....................................................................................................................

Please review the attached Code of Ethics.  Your signature below will certify that:

(i)      you have read and understood the Code and Compliance Manual;
(ii)     that you recognize that you are subject to the Code and Compliance Manual;
(iii)    that you have complied with the requirements of the Code and Compliance Manual; and
(iv)     that you have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code and Compliance Manual.

Access Person's name       _________________________________________

                                                                                                 Exhibit B

                                        Definition of Beneficial Ownership

         Rule 16a-1(a) (2) provides as follows:

                  (2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term "beneficial owner"
shall mean any person who, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

(i)      The term "pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.
(A)      securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see 240.16a-1(a)(4);
(B)      a general partner's proportionate interest in the portfolio securities held by a general or limited partnership.  The general partner's proportionate interest, ad evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:
         (1)      the general partner's share of the partnership's profits including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or
         (2)      the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.
(C)      a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:
         (1)      the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more.
         (2)      equity securities of the issuer do not account for more than ten percent of the market value of the portfolio.  A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;
(D)      persons right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;
(E)      A person's interest in securities held by a trust, as specified on 240.16a(b); and
(F)      A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.
(iii)    A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                               Definition of Control

Section 2(a) (9) provides as follows:

         (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         Any person who owns beneficially, either directly or through one or more controlled companies more than
25 per centum of the voting securities of a company shall be presumed to control such company.  Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company.  A natural person shall be presumed not to be a controlled person within the meaning of this title.  Any such presumption may be rebutted by evidence, but except as hereinafter provided shall continue until a determination to the contrary made by the Commission by order either on its own motion or an application by an interested person.  If an applicable filed hereunder is not granted or denied by the Commission within sixty day after filing thereof, the determination sought by the application shall be deemed to have been temporarily granted pending final determination of the Commission thereon.  The Commission, upon its own motion or upon application, may by order revoke or modify any order issued under this paragraph whenever it shall find that the determination embraced in such original order is no longer consistent with the facts.

                                              Definition of Security

Section 2 (a) (36) provides as follows:

         (36) "Security" means any note, stock treasury stock, bond, debenture, evidence of indebtedness certificate preorganization certificate or subscription transferable trade investment contract voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or securities (including any interest therein or based on the value thereof) or any put, call straddle, option, or privilege entered into on a national securities exchange relating to foreign currency or in general any interest or participation in temporary or interim certificate for receipt for guarantee of or warrant or right to subscribe to or purchase any of the foregoing.

SAMPLE ONLY                                                            Exhibit C

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                                                MERCATOR ASSET MANAGEMENT, L.P.
                                              PRE-CLEARANCE FORM FOR PERSONAL SECURITY TRANSACTIONS
---------------------------------------------------------------------------------------------------------------------------------

EMPLOYEE NAME: _______________________________________________________________

SECURITY:_____________________________________________________________________
BUY    or    SELL                               MARKET   or   LIMIT ORDER (Limit Price ____________________)

DATE TRADE ENTERED:______________________

CLEARED BY TRADER:   _______________________ APPROVED BY COMPLIANCE: _______________________
---------------------------------------------------------------------------------------------------------------------------------
PLEASE NOTE:
>>       If this trade IS executed on the date trade entered as above, fill in the date executed below
>>       If this trade IS NOT  executed on the date trade  entered,  the  employee  must  re-submit  this form to the Trader and
         Compliance for approval every five (5) business days until the trade is either executed or cancelled.
>>       If this trade IS CANCELLED, fill in that date below.
UPON COMPLETION OF THE TRADE (either executed or cancelled) please return this form to Compliance
---------------------------------------------------------------------------------------------------------------------------------

RE-SUBMITTED:
DATE: ___________________        APPROVAL:  Trader______________    Compliance ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance: ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance: ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance: ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance: ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance: ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance: ______________
DATE: ___________________        APPROVAL:  Trader _____________    Compliance: ______________

DATE EXECUTED: ________________             DATE CANCELLED: _________________

Date Broker Confirm Received: ____________________

SAMPLE ONLY                                                            Exhibit D

                                      PERSONAL SECURITIES TRANSACTIONS REPORT

                          (For use by "Access Persons" of Mercator Asset Management, LP)

Name:    John G. Thompson                                    [   ]  During this quarter I have opened a new securities
                                                                    account with the following firms:
Position:         Portfolio Manager, General Partner
                                                                    ---------------------------------------------------
Period Covered:    January 1 through March 31, 2003

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------
                                                                                                                                         BBuy/Sell
                           Type of Security                                                             Broker/Bank
  Name of     Security      (Common, Bond,    Transaction     # Shares/        Buy/          Unit         Enacting
  Account        Name        Pfd, Option)        Date        Face Amount       Sell         Price       Transaction
------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

------------- ----------- ------------------- ------------ ---------------- ------------ ------------- ---------------

Note:   If there  were no  transactions  during  the  period,  write  "NONE" in the space  above and sign below.  Broker or Bank confirmation may be attached in lieu of filling out the information requested above.

         I have  engaged in no  reportable  personal  securities  transactions  during the period  other than those listed above. In compliance with Code of Ethics,  all such  transactions  (except  transactions,  if any, for which pre-clearance  is not required  pursuant to Section 5.2 of the Code of Ethics)  were  cleared  with the  Compliance
Officer prior to execution.

Signature: _______________________________________   Date: ______________________

SAMPLE ONLY                                                            Exhibit E

-------------------------------------------------------------------------------------------------------------------
                                          MERCATOR ASSET MANAGEMENT, L.P.
-------------------------------------------------------------------------------------------------------------------

                                              ANNUAL DISCLOSURE FORM

Description -     Annual Disclosure of security positions must be disclosed except for those outlined in Section
2.7 of Mercator's Code of Ethics as follows:

(i)      Securities issued by the Government of the United States;

(ii)     bankers' acceptances;

(iii)    bank certificates of deposit;

(iv)     commercial paper; and

(v)      shares of registered open-end investment companies (except shares of an investment company series managed by Adviser are not within this exception and are included in the definition of
                  Security).

----------------------------- -----------------------------------------------------------------------------------------
Number of shares/par value    Security Description
----------------------------- -----------------------------------------------------------------------------------------

----------------------------- -----------------------------------------------------------------------------------------

----------------------------- -----------------------------------------------------------------------------------------

----------------------------- -----------------------------------------------------------------------------------------

----------------------------- -----------------------------------------------------------------------------------------

----------------------------- -----------------------------------------------------------------------------------------

----------------------------- -----------------------------------------------------------------------------------------

I maintain security accounts with the following brokerage firms:

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

I hereby certify that the above is true and correct as of December 31, 2_____.
Date:    _______________   Signed:  ___________________________________

SAMPLE ONLY                                                            Exhibit F

TO:    All "Access Persons" at Mercator Asset Management, LP

Date:  March 1, 2002

RE:    Annual Certification of Compliance with the MAM LP Code of Ethics
       And the MAM LP Compliance Manual

....................................................................................................................

Please review the attached Code of Ethics.  Your signature below will certify that:

(v)      you have read and understood the Code and  Compliance Manual;
(vi)     that you recognize that you are subject to the Code and  Compliance Manual;
(vii)    that you have complied with the requirements of the Code and  Compliance Manual; and
(viii)   that you have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

John Thompson                      ___________________________________

Peter Spano                         __________________________________

Kevin Shaver                        __________________________________

James Chaney                        __________________________________

Barbara Trebbi                      __________________________________

Eric Michelis                       __________________________________

Alwyn Taylor                        __________________________________

Chandra Mohabir                     __________________________________

Laura Depenbrock                    __________________________________

Pia Monaghan                        __________________________________

Victoria Berns                      __________________________________

Gisela Martinez                     __________________________________

Debra Limegrover                    __________________________________

/1/ See Exhibit A

/2/ See Exhibit B

/3/ See Exhibit C

/4/ See Exhibit D

/5/ See Exhibit E

/6/ See Exhibit F